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                                                                  EXHIBIT 10.26


                      MEMORANDUM OF AGREEMENT BETWEEN THE
                       UNITED STATES DEPARTMENT OF ENERGY
                        AND THE UNITED STATES ENRICHMENT
                            CORPORATION RELATING TO
                                DEPLETED URANIUM


                 THIS MEMORANDUM OF AGREEMENT is entered into as of June 30, 1998, by and between the UNITED STATES DEPARTMENT OF ENERGY ("DOE") and the UNITED STATES ENRICHMENT CORPORATION ("USEC" or the "Corporation").

                 WHEREAS, both DOE and USEC have or will have a substantial inventory of depleted uranium;

                 WHEREAS, therefore both DOE and USEC have an interest in managing the depleted uranium responsibly;

                 WHEREAS, DOE is currently preparing a programmatic environmental impact statement evaluating alternatives for the management and disposition of depleted uranium;

                 WHEREAS, sections 161v, and 1311 of the Atomic Energy Act provide that the Department may provide services in support of USEC;

                 NOW, THEREFORE, under the authority of the USEC Privatization Act, the Energy Policy Act, the Atomic Energy Act and other law, DOE and USEC hereby agree as follows:

ARTICLE 1  DEFINITIONS

The following terms when capitalized and used in this Agreement shall have the meanings indicated below:

"Atomic Energy Act" means the Atomic Energy Act of 1954, as amended, 42 U.S.C. Sections 2011 et. seq.

"Energy Policy Act" means the Energy Policy Act of 1992, Title IX of Public Law 102-486.





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"Gaseous Diffusion Plants" or "GDPs" means the gaseous diffusion plants at
Paducah, Kentucky and Piketon, Ohio owned by DOE, portions of which are leased to USEC.

"Lease Agreement" means the Lease Agreement Between the United States Department of Energy and the United States Enrichment Corporation, dated July 1, 1993, as amended.

"Privatization Date" means the date on which 100 percent of the ownership of the Corporation has been transferred to private investors pursuant to the USEC Privatization Act.

"Secretary" means the Secretary of Energy.

"USEC Privatization Act" means Title III of Public Law 104-134.

ARTICLE 2  TRANSFER OF DEPLETED URANIUM

         (a) Schedule for Transfer. USEC will transfer title to and possession of 2026 48-G cylinders containing approximately 16,673,980 kgU of depleted uranium to DOE as follows:

         Government Fiscal Year            Amount Up to:
         ----------------------            -------------
                 1999                      1.6 million kgU
                 2000                      2.4 million kgU
                 2001                      2.4 million kgU
                 2002                      2.4 million kgU
                 2003                      3.8 million kgU
                 2004                      All remaining depleted uranium not
                                           previously transferred up to the
                                           2026 cylinders

Unless otherwise agreed, the transfers will occur on a semi-annual basis, with the allocation divided into approximately equivalent amounts of depleted uranium.

         (b) Notification of Transfer, Right of Inspection, and Acceptance. USEC shall notify DOE of its intent to transfer title and possession at least forty-five (45) days in advance of that transfer, with a list of which cylinders it intends to transfer. Prior to the transfer, DOE shall have the right to inspect the cylinders. USEC shall configure the cylinders as required by NRC. Within thirty (30) days of receiving





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USEC's notice of intent to transfer, DOE may reject any cylinder of depleted uranium if the cylinder does not meet the regulatory standards listed in Attachment A, and such cylinder shall be replaced by USEC with one that meets such standards. Failure to reject a cylinder within such thirty-day period shall be deemed to be acceptance of the cylinder by DOE, unless the parties agree to extend this period to accommodate DOE inspection.

         (c) Delivery. Upon transfer of title to DOE, USEC, at USEC's option, shall: (1) permit DOE to continue to store the depleted uranium in the portions of the GDP's leased to USEC where the cylinders are located as of the date title is transferred (and continue to use the cylinder saddles); or (2) delease the area (and transfer title to the cylinder saddles to DOE) where the cylinders are stored.

         (d) Records. Also upon transfer of title to DOE, USEC shall provide copies of all USEC records associated with inspection, storage, and management of the depleted uranium and the cylinders, including, but not limited to, all manufacturers' records in its possession and the "Change Cylinder Check Sheet (Form A-3931)" for each cylinder.

         (e) Effective date of transfer of title and possession. The effective date of transfer of title and possession for any cylinder will be the later date of: (i) the date of transfer specified in USEC's notice provided in accordance with Article 2(b); or (ii) in the event a cylinder is rejected, the date of acceptance of the replacement cylinder by DOE in accordance with
Article 2(b).

ARTICLE 3  WORK-FOR-OTHERS

                 On or before the Privatization Date, USEC shall pay to DOE $50,021,940 for storage, management and disposition of the transferred depleted uranium, research and development into the beneficial use of depleted uranium, and related activities and support services for depleted uranium-related activities.

ARTICLE 4  HIRING PREFERENCE BY DOE

                 Pursuant to section 3110 of the USEC Privatization Act, and, in a manner consistent with the Department's implementation of section 3161 of the National Defense Authorization Act of Fiscal Year 1993, DOE shall, where practicable, extend a preference in the hiring for work conducted under this Agreement to any eligible adversely affected employee of an operating contractor at either plant.





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ARTICLE 4  EXPIRATION OF AGREEMENT

                 In the event that the Privatization Date does not occur by June 30, 1999, either party shall have the option to terminate this Agreement upon providing thirty (30) days notice.

ARTICLE 5  MODIFICATIONS AND PRIVATIZATION

                 (a)      Amendments.  Except for changes made pursuant to
Article 5(b) hereof, no change to this Agreement shall be valid or binding unless such change is agreed to in writing by the parties.

                 (b) Privatization. If USEC is privatized and its duties and obligations are assumed by a private corporation pursuant to such privatization, this Agreement shall survive and shall be transferred to such private corporation without the need for DOE or USEC to take any further action. In such event, the name of such private corporation shall be substituted for that of USEC in this Agreement. In addition, DOE and USEC shall take whatever further action is required to transfer to such private corporation any memorandum of agreement or other documents related to this Agreement and entered into by DOE and USEC on or after the date hereof which cannot be transferred to such private corporation by the operation of their terms.

ARTICLE 6  MISCELLANEOUS

                 (a) Force Majeure. A Party shall not be liable for any delay in, or prevention of, performance of its obligations under this Agreement to the extent due to a "Force Majeure." A Force Majeure shall mean any event arising from causes beyond the control of a Party that causes a delay in or prevents the performance of any obligation by that Party under this Agreement, including, acts of God; fire; war; insurrection; civil disturbance; explosion; acts or a failure to act by the other Party; unanticipated breakage or accident to machinery, equipment or lines of pipe despite reasonably diligent maintenance; other circumstances that represent an imminent danger to human health, safety or the environment; adverse weather conditions that could not be reasonably anticipated; unusual delay in transportation; and restraint by court order or order of public authority. Force Majeure shall not include increased costs or expenses.





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                 (b)      Entire Agreement.  This Agreement contains the entire
understanding of DOE and USEC with respect to the subject matter of this Agreement.

                 (c) Notices. Unless otherwise agreed by the parties, communications concerning this Agreement shall be made to the following:

For DOE:

Joe Parks
Assistant Manager for Enrichment Facilities
U.S. Department of Energy
Oak Ridge Operations Office
20 Administration Road
Oak Ridge, TN  37831
Fax:  423-576-9686

For USEC:

George P. Rifakes
Executive Vice President, Operations
United States Enrichment Corporation
2 Democracy Center
6903 Rockledge Drive
Bethesda, MD  20817
Fax:  (301) 564-3208

The effective date of any communication shall be the date of the receipt of such communication by the addressee.

         (d) Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the United States of America.

         (e) Further Assistance. DOE and USEC shall provide such information, execute and deliver any agreements, instruments and documents and take such other actions as may be reasonably necessary or required, which are not inconsistent with the provisions in this Agreement and which do not involve the assumption of obligations other than those provided for in this Agreement, in order to give full effect to this Agreement and to carry out its intent and the intent of the Act.





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                 IN WITNESS WHEREOF, DOE and USEC have caused this Agreement to be executed and delivered as of the date first above written and hereby affix the signatures of their duly authorized representatives:

UNITED STATES DEPARTMENT OF ENERGY



By:      /s/ Federico Pena
         ---------------------------
         Federico Pena
         Secretary


Date:    June 30, 1998
         ---------------------------

                          AND

UNITED STATES ENRICHMENT CORPORATION



By:      /s/ John W. Bennett
         ---------------------------
         John W. Bennett


Date:    June 30, 1998
         ---------------------------





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